Adaptimmune Announces Changes to Board of Directors

Philadelphia, Pennsylvania and Oxford, United Kingdom, February 16, 2023 - Adaptimmune Therapeutics plc (NASDAQ: ADAP), a leader in T-cell therapy to treat cancer, today announced that Kristen M. Hege, M.D. will join its board of directors. In addition, Dr. Tal Zaks, who has served as a Non-Executive Director since 2016, will be stepping down from the board of directors.

“On behalf of the Board and management, I want to welcome Kristen and also thank Tal for his support and contributions over the past six years as he has helped guide Adaptimmune from an early-stage company to one on the verge of commercializing its first product,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “Kristen is a fantastic addition to our Board as we seek to develop a full pipeline of products for multiple solid tumor indications. Not only does Kristen have a deep knowledge of immuno-oncology and cell therapy specifically, she also knows how to develop these products with a keen knowledge of the business landscape.”

“I am delighted to welcome Kristen to the Board,” commented David Mott, Adaptimmune’s Chairman. “Her substantial immuno-oncology experience will be particularly valuable as the Company progresses toward marketed products. I also want to thank Tal for his hard work and dedication and wish him all the best.”

Dr. Hege brings more than two decades of oncology clinical leadership experience to Adaptimmune’s board. Currently, she is Senior Vice President, Early Clinical Development, Hematology/Oncology & Cell Therapy at Bristol Myers Squibb (BMS). Dr. Hege joined BMS following acquisition of Celgene in November 2019. She is responsible for global early clinical development and oversight of BMS’s pipeline and partnered assets, including cell therapies, in all hematologic and solid tumor indications from first-in-human studies through human proof-of-concept. Dr. Hege will be retiring from BMS in March. She is also a professor of Hematology/Oncology and an attending physician at the University of California, San Francisco (UCSF). Prior to Celgene, Dr. Hege was a senior medical advisor to development-stage biotech companies including Aragon and Theraclone. A pioneer in immuno-oncology, she began her career at Cell Genesys Inc. where she spent 14 years in various roles of increasing responsibility. Dr. Hege holds a M.D. from the UCSF School of Medicine and a B.A. in biochemistry from Dartmouth College. She completed her residency in Internal Medicine at Brigham and Women’s Hospital and completed a subspecialty fellowship in Hematology and Oncology at UCSF. She was also a visiting bone marrow transplant fellow at the Fred Hutchinson Cancer Research Center. Dr. Hege also serves as a board member of Mersana Therapeutics, Inc (Nasdaq: MRSN) and Graphite Bio Inc (Nasdaq: GRPN).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contact

Investor Relations

Juli P. Miller, Ph.D. — VP, Corporate Affairs and Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

Media Relations

Dana Lynch, Senior Director of Corporate Communications

M: +1 267 990 1217

Dana.Lynch@adaptimmune.com